EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, entered into this   day of             , 1996, by and among
            , a Pennsylvania bank holding company ('Parent'),             , a
Pennsylvania banking corporation ('Bank') and Rolf A. Stensrud ('Executive'),

     WHEREAS, Parent desires to employ Executive as Executive Vice President of Parent, subject to the terms and conditions of this Agreement; and WHEREAS, Bank desires to employ Executive as President and Co-Chief Executive Officer of Bank, subject to the terms and conditions of this Agreement; and

     WHEREAS, Executive desires to be employed in such capacities by Bank and Parent;

     NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

          1. Term. This Agreement shall commence upon the date hereof and shall continue until terminated as provided for in Paragraph 4 below.

          2. Duties and Employment. The Bank hereby employs Executive as President and Co-Chief Executive Officer of the Bank and the Parent hereby employs Executive as Executive Vice President of Parent, pursuant to the terms hereof. Executive shall faithfully perform such duties as are customarily required of a President and Co-Chief Executive Officer, and of an Executive Vice President, or of such other position or duties as may be assigned to Executive by the Board of Directors of the Bank or Parent collectively, (the 'Board') and shall devote his entire time, energy and attention to those duties and to such other duties as may be reasonably assigned to him by either Board; provided that nothing contained herein shall prohibit Executive from making personal investments (provided that such investments do not interfere with his duties hereunder) or participating or engaging in community, charitable and educational affairs that do not interfere with his duties hereunder.

        3. Compensation.

          (a) Regular Compensation. For all services rendered by Executive under this Agreement, Bank shall pay Executive in accordance with the normal payment practices of Bank an annual salary of One Hundred and Seventy-five Thousand Dollars ($175,000).

          (b) Compensation Plans. Executive shall be eligible to participate in any bonus stock purchase or grant, stock option, deferred compensation or other compensation plans presently or hereafter maintained by the Bank or Parent for its senior executives except those solely for the benefit of Mr. Zvi Muscal, Co-Chief Executive Officer of the Bank and President of the Parent. Eligibility in no way guarantees Executive's receipt of any bonus, stock grant, stock option or other compensation pursuant to such plans, which is in the sole discretion of the Board of the Parent or Bank or their designated Compensation Committees or any committee performing a similar function. The Boards or their designated committees shall consider awarding any such bonus at least annually. While not being legally required to pay any bonus, the Boards agree to take into account, in determining the amount, if any, of a bonus, the performance of the Bank and Parent and Executive, general economic conditions, Executive's responsibilities and other pertinent factors. Executive shall also be eligible to participate in any retirement or savings plan presently or hereafter maintained for the benefit of all employees of Bank or the Parent.

          (c) Benefits. Bank shall maintain such medical, life, and disability insurance coverage and such retirement plan for Executive and his dependents as it now maintains for executives or such substantially similar coverages and plans as may hereafter be adopted by Bank from time to time, with the exception of any plan or arrangement for the sole benefit of Mr. Muscal. Executive shall be entitled to vacation in accordance with standard policies for all senior executives of the Bank.

          (d) Automobile Allowance. During the term of this Agreement, the Bank shall provide for Executive's use a full size American-made automobile, similar to a Lincoln Continental, which shall be replaced every two years. The Bank shall pay or reimburse the Executive for all reasonable expenses associated with the operation, maintenance and insurance of such automobile, including expenses for a parking space convenient to the Bank, and including a car telephone, as long as such telephone is used primarily for business use.

          (e) Travel Expense. During the term of this Agreement, Executive shall be reimbursed for normal and reasonable travel expenses incurred on behalf of the Bank and the Parent.

          (f) Entertainment Expense. Executive will be reimbursed for all reasonable expenses incurred by Executive in fulfillment of his duties on behalf of the Bank and the Parent, including entertainment, business meals and the like.

          (g) Other Benefits. Executive will be reimbursed for expenses of one lunch club and the annual dues for one golf club approved by the Board of the Bank or its designated Compensation Committee or any committee performing a similar function.

          (h) Approvals. All expenses incurred by the Executive under subparagraphs, (e) and (f) hereof must be approved by the Chairman of the Board of the Parent.

          4. Term; Termination.

          (a) This Agreement shall terminate on the day before the third anniversary of the date hereof (the 'Termination Date') unless extended pursuant to the terms hereof. This Agreement shall be renewed automatically for additional one year terms from year to year on the anniversary thereof, unless either Parent or Bank gives notice to Executive or Executive gives notice to Bank of an intention not to renew at least 180 days prior to such anniversary.

          (b) Executive may terminate this Agreement upon six (6) months written notice to Bank.

          (c) Bank may terminate Executive at any time for any reason or no reason upon six (6) months written notice to Executive.

          (d) This Agreement shall automatically terminate upon the death of Executive without additional payments of salary or other benefits to Executive except as may be required by law.

          (e) This Agreement shall automatically terminate upon Executive's 'total disability', defined as the inability of the Executive to provide meaningful services to the Bank or Parent in the judgment of either Board, for either: (i) 180 days in any 12 month period or (ii) any consecutive ninety (90) day period. Bank or Parent may terminate Executive immediately for 'good cause,' For purposes of this Agreement, 'good cause' shall mean
     (i) breach of a fiduciary duty to Bank or Parent involving personal profit or which causes harm to the Bank or Parent, (ii) conviction of a felony or willful violation of any banking law or regulation or an indictment or return of any information, or an arrest involving a crime of moral turpitude, (iii) negligent performance of the duties under this Agreement which results in a material impairment of Bank's financial condition, (iv) an order from any regulatory authority to terminate the Executive for breach of any law or regulations, or (v) a failure of the Executive to comply with a direct order of the Board.

          (f) Executive may terminate this Agreement for 'good reason.' For purposes of this Agreement, 'good reason' shall mean (i) a failure by the Bank or Parent to comply in any material respect with any material provision of this Agreement, which failure has not been cured within thirty
     (30) days after a notice of such noncompliance has been given by Executive to Bank.

          5. Payments to Executive Upon Termination.

          (a) In the event of the termination of Executive's employment pursuant to Paragraphs 4 (a), (c), or (U), as consideration for Executive's services to Bank prior to Executive's termination, Bank shall continue to pay to Executive, or to his estate, as the case may be, for the duration of the Severance Period, such compensation and benefits in such manner as had been received by Executive immediately prior to termination. For purposes of Paragraphs 4 (a), (c) and (g), the 'Severance Period' shall be a period of time commencing at the termination and continuing for the greater of: (I) the remaining term of this Agreement -1 or, (II) one year. For purposes of Paragraph 4, the 'Severance Period' shall be a period of time commencing at the termination and continuing for the time when benefits commence under any disability insurance policy maintained by the Bank or Parent for the benefit of Executive.

          (b) Under no circumstances shall Bank be obligated to pay any compensation to Executive following termination pursuant to paragraphs 4(d) and 4(f) hereof.

          (c) Bank or Parent shall have the option to accelerate payment of the sum(s) due during the Severance Period and to pay such sum(s) in such lump payment(s) as Bank or Parent shall deem appropriate provided that all such payments shall be made during the Severance Period and such amount of such payments shall not be greater than would have resulted from payment in accordance with Bank's standard practices or as otherwise provided in this Agreement.

          6. Confidentiality. Executive acknowledges that, in the course of his employment by Bank, he will have access to confidential information, trade secrets, and unique business procedures which are the valuable property of Bank or Parent. Executive agrees not to disclose for any reason, directly or indirectly, any confidential, trade secret or other proprietary information, as determined by Bank or Parent in their reasonable discretion, at any time, during or after the period Executive is employed by Bank or Parent, for any purpose other than to perform his assigned duties on behalf of Bank or Parent.

          7. Remedy. Bank, Parent and Executive acknowledge and agree that any breach of Paragraph 6 of this Agreement would cause irreparable injury to Bank or Parent, as the case may be, and that Bank's or Parent's remedy at law for any breach of any of Executive's obligations under Paragraph 6 hereof would be inadequate, and Executive agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision of Paragraph 6 hereof without the necessity of proof that Bank's remedy at law is inadequate.

          8. Indemnification. The Bank and Parent, jointly and severally, shall indemnify Executive against such matters and at least to such extent as is provided in the by-laws or Certificate of Incorporation of the Bank or Parent for the benefit of their respective Officers or Directors as in effect on the date hereof.

          9. Notices. Any and all notices, designations, consents, offers, acceptances, or any other communications provided for herein shall be given in writing by registered or certified mail, return receipt requested to the addresses set forth below.

           If to Parent:

                      1515 Market Street
                      Philadelphia, PA 19102
                      Attn: Chairman of the Board

           If to Bank:
                      1515 Market Street
                      Philadelphia, PA 19102
                      Attn: Chairman of the Board

           If to Executive:

                 Rolf A. Stensrud
                 or to such other or additional Person or Persons or such other address as either party may designate to the other party in writing or by like notice.

          10. Invalid Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

          11. Modification. No change or modification of this Agreement shall be enforceable against any party unless the same be in writing and signed by the party against whom enforcement is sought.

          12. Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings with respect thereto.

          13. Representation of Bank and Parent. The Bank and Parent represent and warrant that the execution of this Agreement by the Bank and Parent have been duly authorized by resolution of their respective Boards of Directors.

          14. Headings. Any headings preceding the text of the several paragraphs hereof are inserted solely for the convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

          15. Successors; Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, and their respective heirs, executors, administrators, successors and, to the extent permitted herein, assigns. Notwithstanding the foregoing, Executive may not assign his rights, or delegate his duties hereunder.

          16. Joint Liability. The Parent shall be jointly and severally liable with the Bank to perform all of the Bank's obligations set forth in this Agreement.

          17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals the date and year above first written.

Attest

________________________________________________________________________________
Secretary

(CORPORATE SEAL)
________________________________________________________________________________
Secretary

(CORPORATE SEAL)

________________________________________________________________________________

__________________________________________________________________________(BANK)

By: ____________________________________________________________________________

    ____________________________________________________________________________
    (Vice) President

________________________________________________________________________(PARENT)

By: ____________________________________________________________________________

    ____________________________________________________________________________
    (Vice) President

    ____________________________________________________________________________